EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004, except for the sixth paragraph of Note 5 as to which the date is June 30, 2004, relating to the financial statements, which appears in MedicalCV, Inc.’s Annual Report on Form 10-KSB for the year ended April 30, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 29, 2005